UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2006

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2006, Joseph F. Morris entered into a letter agreement with the Company and United America Indemnity Group, Inc. ("UAIG"), an indirect, wholly-owned subsidiary of the Company. The letter agreement acknowledges Mr. Morris’ resignation as President of the Company and UAIG, and confirms certain post termination obligations under Mr. Morris’ executive employment agreement. Additionally, in consideration for executing the general release attached to the letter agreement, certain transfer restrictions on the "First Tranche" (as defined in Mr. Morris’ employment agreement) shares are waived by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Letter Agreement by and between Joseph F. Morris, United America Indemnity
Group, Inc. and United America Indemnity, Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

August 29, 2006	By:	Garland P. Pezzuolo

Name: Garland P. Pezzuolo
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement by and between Joseph F. Morris, United America Indemnity Group, Inc. and United America Indemnity, Ltd.